UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2025, BranchOut Food Inc., a Nevada corporation, (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P. as the representative of the underwriters named therein (the “Representative” and any such other underwriters, the “Underwriters”), relating to the issuance and sale by the Company to the Underwriters (the “Offering”) of 1,034,600 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $2.50 per share, less underwriting discounts and commissions.

The Shares are being sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-287500), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 27, 2025, the prospectus contained therein, and a prospectus supplement related to the offering of the Shares dated November 14, 2025 (the “Prospectus Supplement”).

Pursuant to the Underwriting Agreement, the Company agreed to an 8.0% underwriting discount on the gross proceeds received by the Company for the Shares, in addition to reimbursement of certain expenses, made customary representations, warranties and covenants concerning the Company, and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Offering closed on November 14, 2025. The Company received net proceeds from the Offering of approximately $2,310,000 after deducting the underwriting discounts and commissions, legal fees of the Representative and estimated offering expenses payable by the Company in connection with the Offering.

As described in the Prospectus Supplement, the Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, including operating expenses and capital expenditures.

On November 14, 2025, pursuant to the Underwriting Agreement, the Company executed and delivered to the Representative a Common Stock Purchase Warrant (the “Representative’s Warrant”) to purchase up to 41,384 shares of Common Stock, which may be exercised beginning on May 13, 2026 (the date that is 180 days following the commencement of sales of Common Stock in connection with the Offering (the “Commencement Date”)) until November 14, 2030. The initial exercise price of the Representative’s Warrant is $3.00 per share, which is equal to 120% of the public offering price for the Shares, and the Representative may not effect the disposition of such warrant for a period of one hundred eighty (180) days following the Commencement Date.

The foregoing descriptions of each of the Underwriting Agreement and the Representative’s Warrant is qualified in their entirety by reference to the full text of each of the Underwriting Agreement and Representative’s Warrant, copies of which are attached as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated into this Item 1.01 by reference. The legal opinion of Pachulski Stang Ziehl & Jones LLP with respect to the validity of the Shares, the Representative’s Warrant and the shares of Common Stock issuable upon exercise of the Representative’s Warrant, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01. Other Events

On November 13, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated November 13, 2025, between the Company and Alexander Capital, L.P., as Representative of the Underwriters
Exhibit 4.1	Representative’s Warrant dated November 14, 2025
Exhibit 5.1	Opinion of Pachulski Stang Ziehl & Jones LLP
Exhibit 23.1	Consent of Pachulski Stang Ziehl & Jones LLP (included in Exhibit 5.1)
Exhibits 99.1	Press Release dated November 13, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: November 14, 2025	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer

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